EXHIBIT 99.1

JOINT FILING AGREEMENT

This agreement is made pursuant to Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended (the “Act”), by and among the parties listed below, each referred to herein as a “Joint Filer”. The Joint Filers agree that a statement of beneficial ownership as required by Sections 13(g) or 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G or Schedule 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Date: February 12, 2016	/s/ James S. Mahan III
James S. Mahan III

Date: February 12, 2016	/s/ Marguerite D. Mahan
Marguerite D. Mahan

Date: February 12, 2016	JAMES S. MAHAN III REVOCABLE TRUST

By: /s/ James S. Mahan III

Name: James S. Mahan III

Title: Trustee

Date: February 12, 2016	MARGUERITE D. MAHAN REVOCABLE TRUST

By: /s/ Marguerite D. Mahan

Name: Marguerite D. Mahan

Title: Trustee